 Exhibit 21.1
SUBSIDIARIES OF REGISTRANT
SYNIVERSE HOLDINGS, INC.
SUBSIDIARIES OF REGISTRANT
AS OF DECEMBER 31, 2012

Subsidiary Name	State or Other Jurisdiction of Incorporation
Syniverse Technologies, LLC	Delaware
Syniverse Brience LLC	Delaware
Syniverse Technologies S.R.L. de C.V.	Mexico
Syniverse Technologies Korea Yuhan Hoesa LLC	South Korea
Syniverse Technologies S.R.L.	Argentina
Syniverse Technologies Prestacao de Servicos Ltda.	Brazil
Syniverse Technologies K.K.	Japan
Syniverse Technologies B.V.	Netherlands
Syniverse Holdings Limited	United Kingdom
Syniverse Technologies Holdings, LLC	Delaware
Syniverse Technologies Limited	United Kingdom
Syniverse Technologies (India) Private Limited	India
Syniverse Technologies (Clearing Solutions-Asia Pacific) Limited	Bermuda
Highwoods Corporation	Delaware
Syniverse Technologies Limited Luxembourg S.a.r.l.	Luxembourg
Syniverse Technologies (Financial Clearing) Limited	United Kingdom
Syniverse Technologies GmbH	Germany
Syniverse Technologies Network Solutions (Singapore) Pte. Ltd.	Singapore
PT Syniverse Technologies Indonesia	Indonesia
Syniverse Technologies (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies (Malaysia) Sdn. Bhd.	Malaysia
Syniverse Technologies (Australia) Pty Ltd	Australia
Syniverse Technologies IOB (Australia) Pty. Ltd.	Australia
Syniverse Technologies Network Solutions Asia Pacific Limited	Hong Kong
Syniverse Technologies (China) Limited	Hong Kong
Syniverse Technologies Asia Pacific Limited	Hong Kong
Syniverse Technologies (Shenzhen) Limited	PRC
Syniverse Technologies (Beijing) Limited	PRC
Syniverse Technologies Services (India) Private Limited	India
Syniverse Holdings (Mauritius)	Mauritius
The Rapid Roaming Company	Florida
Syniverse ICX Corporation	Delaware
Syniverse Technologies Luxembourg Holdings S.a.r.l.	Luxembourg
Syniverse Asia Finance Holdings S.a.r.l.	Luxembourg
Syniverse Asia Finance S.a.r.l.	Luxembourg
Syniverse Europe Finance Holdings S.a.r.l.	Luxembourg
Syniverse Europe Finance S.a.r.l.	Luxembourg
Syniverse Holdings UK Limited	United Kingdom
Syniverse Turnkey Solutions Holdings Pte. Ltd.	Singapore
Syniverse Technologies S.R.L.	Costa Rica